Exhibit 10.1

NAVISTAR INTERNATIONAL CORPORATION

$400,000,000
6¼% Senior Notes due 2012
Purchase Agreement

February 23, 2005

Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Scotia Capital (USA) Inc.
BNY Capital Markets, Inc.
RBC Capital Markets Corporation
c/o Banc of America Securities LLC
9 West 57th Street, 6th Floor
New York, New York 10019
Ladies and Gentlemen:

Navistar International Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom Banc of America Securities LLC is acting as representative (the “Representative”), $400,000,000 aggregate principal amount of its 6¼% Senior Notes due 2012 (the “Securities”). The Securities will be issued pursuant to an indenture to be dated as of March 2, 2005 (the “Indenture”), among the Company, International Truck and Engine Corporation, as subsidiary guarantor (the “Guarantor”) and BNY Midwest Trust Company, as trustee (the “Trustee”). The Securities will be fully and unconditionally guaranteed on a senior unsecured basis by the guarantee of the Guarantor (the “Guarantee”).

The Securities will be offered and sold in accordance with this agreement (this “Agreement”) to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantor and the Securities. Copies of the Offering Memorandum will be delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Offering Memorandum shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Offering Memorandum, and any reference to any amendment or supplement to the Offering Memorandum shall be deemed to refer to and include the portion of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 (the “2004 10-K”) incorporated by reference therein and any documents incorporated by reference therein as of the date of such Offering Memorandum, and any reference to any amendment or supplement to the Offering Memorandum shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the Offering Memorandum unless otherwise noted. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Annex A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) registering an issue of

Exhibit 10.1 (continued)

senior notes of the Company (the “Exchange Securities”) and the Guarantee which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and the Guarantee and under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to each of the Initial Purchasers, severally and not jointly, as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.75% of the principal amount thereof plus accrued interest, if any. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A;

(B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”);

(C) in connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(ii) such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

Exhibit 10.1 (continued)

(iii) none of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(v) such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in this section (C) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(D) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(E) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company and the Guarantor that would permit a public offering of the Securities, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

(c) Each Initial Purchaser acknowledges and agrees that the Company and the Guarantor and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(i), 5(j) and 5(k), counsel for the Company and the Guarantor and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

Exhibit 10.1 (continued)

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on March 2, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder.

3. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant to each Initial Purchaser that:

(a) The Offering Memorandum, as of its date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company or the Guarantor by or on behalf of any Initial Purchaser specifically for use therein (the “Initial Purchasers’ Information”).

(b) The documents filed by the Company under the Exchange Act and incorporated by reference in the Offering Memorandum, when they were filed by the Company with the Commission, conformed in all material respects (except with respect to the timing of the filing of the 2004 Annual Report on Form 10-K with the Commission) to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents, in each case when it was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The financial statements, and the related notes thereto, included or incorporated by reference in the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The audited financial statements and the related notes thereto included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries and the results of their respective operations and the changes in their respective consolidated cash flows, as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the summary and selected financial and statistical data included in the Offering Memorandum present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements of the Company, except as otherwise stated therein; and Deloitte & Touche LLP, who are reporting upon

Exhibit 10.1 (continued)

the audited consolidated financial statements of the Company and its consolidated subsidiaries (each a “Subsidiary,” and collectively, the “Subsidiaries”), are independent public accountants as defined in the Securities Act.

(d) Since the respective dates as of which information is given in the Offering Memorandum, except as disclosed therein, there has not been (A) any material change in the Company’s issued capital stock, warrants or options except pursuant to the terms of the instruments governing the same or pursuant to the exercise of such options or warrants, or the issuance of certain options or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, the management, business, prospects, financial position, stockholder's equity or results of operations, of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change”). Since the respective dates as of which information is given in the Offering Memorandum, except as disclosed therein, (i) there have been no transactions entered into by the Company or by any of the Subsidiaries, including those entered into in the ordinary course of business, which are material to the Company and the Subsidiaries taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for quarterly dividends in accordance with the Company's past practice.

(e) The Company and each Subsidiary has been duly incorporated under the laws of its jurisdiction of incorporation; is a validly existing in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholder’s equity or results of operations of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(f) The Company has an authorized capitalization as set forth in the Offering Memorandum, and except as described in the Offering Memorandum, the Company owns, directly or indirectly, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by the Securities Act and the various state securities laws), all of the outstanding capital stock of each Subsidiary of the Company. All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable.

(g) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor, and when executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchasers), the Registration Rights Agreement will constitute a legal, valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) public policy considerations with respect to the enforceability of indemnification agreements for violations of the federal securities laws.

(h) Each of the Company and the Guarantor has the requisite power and authority to execute and deliver, as applicable, this Agreement, the Securities, the Guarantee, the Indenture and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i) The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture (including the Guarantee set therein) has been duly and validly authorized by the Company and the Guarantor, and, when executed and delivered by the Company and the

Exhibit 10.1 (continued)

Guarantor (assuming due authorization, execution, and delivery thereof by the Trustee), the Indenture will constitute a legal, valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Memorandum.

(j) The Securities and the Guarantee have been duly and validly authorized by the Company and the Guarantor, respectively, for issuance and when executed by the Company and the Guarantor, respectively, and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company and the Guarantor, respectively, entitled to the benefits provided by the Indenture and enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(k) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(l) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

(m) Neither the Company nor any of the Subsidiaries (i) is in violation of its Certificate of Incorporation or By-Laws (and in the case of the Company’s non-material Subsidiaries only, in any material respect) or (ii) is in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their properties or assets may be subject, except, in the case of this clause (ii), for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(n) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of all of the provisions of its obligations under, the Transaction Documents and the consummation by the Company and the Guarantor of the transactions herein and therein contemplated and as set forth in the Offering Memorandum, (i) have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor, (ii) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of the Company and the Guarantor and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Subsidiary under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) (assuming compliance with the Securities Act and the Trust Indenture Act with respect to the exchange of the Securities for the Exchange Securities (as defined in the Registration Rights Agreement) and the other obligations of the Company and the Guarantor under the Registration Rights Agreement) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties or assets, except, with respect to clause (iii), any violation,

Exhibit 10.1 (continued)

conflict, or breach which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) Except as described in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of the Company or the Guarantor, threatened against or affecting the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Offering Memorandum, the Indenture or the Registration Rights Agreement; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best knowledge of the Company or the Guarantor, threatened against or affecting the Company or any of the Subsidiaries that would be required to be described in a registration statement pursuant to Item 103 of the Regulation S-K filed pursuant to the Securities Act that is not described in the Offering Memorandum.

(p) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder (collectively, the “Sarbanes-Oxley Act”).

(q) The Company, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) Except as described in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by, to the best knowledge of the Company or the Guarantor, the Company and each of its Subsidiaries or any other entity (including any predecessor) for whose acts or omissions each of the Company and its Subsidiaries is or could reasonably be expected to be liable, upon any of the property now or previously owned or leased by the Company and each of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(s) The Company and each of its Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in the Offering Memorandum, except for such licenses, franchises, permits, authorizations, approvals and orders the failure to obtain which will not, individually or in the aggregate, have a Material Adverse Effect.

(t) The Company and each of its Subsidiaries is conducting business in compliance with all applicable statutes, rules, regulations, standards, guides and orders administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not have a Material Adverse Effect.

(u) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as

Exhibit 10.1 (continued)

are described in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, encumbrances or defects would not reasonably be expected to have a Material Adverse Effect.

(v) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(w) No authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign or third party (other than as have been or will be prior to the Closing Date obtained under the securities or Blue Sky laws of the various states of the United States of America and assuming compliance with the Securities Act and the Trust Indenture Act with respect to the exchange of the Securities for the Exchange Securities and the other obligations of the Company and the Guarantor under the Registration Rights Agreement), is required for the valid authorization, issuance, sale and delivery of the Securities, the issuance of the Guarantee or the performance by the Company and the Guarantor of all of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, or the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Offering Memorandum, except where the failure to obtain such authorization, approval, consent, order, registration, qualification or license or to make any such filing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Offering Memorandum, the Indenture or the Registration Rights Agreement.

(x) Neither the Company nor any controlled affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the offering contemplated by the Offering Memorandum.

(y) Neither the Company, the Guarantor nor, to the best of the Company's or the Guarantor’s knowledge, any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company and any of its affiliates and any person acting on their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902.

(z) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify an indenture under the Trust Indenture Act.

(aa) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

4. Further Agreements of the Company and the Guarantor. Each of the Company and the Guarantor covenants and agrees with each Initial Purchaser that:

(a) The Company will advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Offering Memorandum, of any suspension of the qualification of the Securities for

Exhibit 10.1 (continued)

offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

(b) The Company will deliver, without charge, to each Initial Purchasers, as many copies of the Offering Memorandum (including all amendments and supplements thereto) as they may reasonably request at any time before the completion of the resale of the Securities.

(c) Before making any amendment or supplement to the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review and not to effect any such proposed amendment or supplement to which the Representative reasonably object.

(d) If at any time prior to completion of the resale of the Securities by the Initial Purchasers, (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly prepare, subject to paragraph (c) above, such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with applicable law.

(e) The Company will, for so long as the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders).

(f) The Company will, for so long as the Securities are outstanding, furnish to the Initial Purchasers upon request, copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder.

(g) The Company will, from time to time prior to the completion of the resale of the Securities, qualify the Securities and the Guarantee for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the resale of the Securities and the Guarantee; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Representative shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resale and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the

Exhibit 10.1 (continued)

rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(i) The Company will not, and will not cause its affiliates (as defined in Rule 501(b) of Regulation D) to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act.

(j) The Company will not, except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, and will not cause its affiliates to, authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum.

(k) During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year (other than (i) the Securities, including the Exchange Securities and (ii) any debt securities issued in connection with (A) sale and lease-back transactions, (B) asset-backed securitizations and (C) the Company’s Mexican finance subsidiaries) without the prior written consent of the Representative.

(l) Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) In connection with the offering of the Securities, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, the Company will not, and will not cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent active trading in or of raising the price of the Securities.

(n) The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of proceeds”.

5. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company in all material respects of its covenants and other obligations hereunder and to the following additional conditions:

(a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as reasonably practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceedings for the purpose shall have been commenced or shall be pending or threatened.

(b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing

Exhibit 10.1 (continued)

Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Company and the Guarantor shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

(d) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date as if made on the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(e) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any other debt securities or preferred stock of or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(f) Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

(g) The Initial Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Section 3(a) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (d), (e) and (f) above.

(h) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(i) Kirkland & Ellis LLP, counsel for the Company and the Guarantor, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

(j) Steven K. Covey, Esq., shall have furnished to the Representative his written opinion, as General Counsel of

Exhibit 10.1 (continued)

the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(k) The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company and the Guarantor.

(m) The Indenture shall have been duly executed and delivered by the Company and the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(n) If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

(o) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities contemplated hereby.

(p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(q) On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6. Indemnification and Contribution.

(a) The Company and the Guarantor shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative expressly for use therein.

Exhibit 10.1 (continued)

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor and each of their respective officers or directors and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Banc of America Securities LLC and any such separate firm for the Company, the Guarantor or any of their respective directors or officers and any control persons of the Company or the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by

Exhibit 10.1 (continued)

clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

8. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a

Exhibit 10.1 (continued)

defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor, jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers (including related fees and expenses of any counsel to such parties) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final Blue Sky or legal investment memoranda and any related supplements to the Offering Memorandum); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “roadshow” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers (other than

Exhibit 10.1 (continued)

defaulting Initial Purchasers pursuant to Section 8 herein) for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

13. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Banc of America Securities LLC on behalf of the Initial Purchasers, and any such action taken by Banc of America Securities LLC shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Banc of America Securities LLC, 9 West 57th Street, 6th Floor; Attention: High Yield Capital Markets (telecopier no.: (212) 847-5038). Notices to the Company or Guarantor shall be given to it at 4201 Winfield Road, Warrenville, Illinois 60555, (telecopier no.: (312) 836-2305); Attention: Treasurer and Controller, with a copy to the General Counsel of the Company at the same address.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by telecopier), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Exhibit 10.1 (continued)

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,

NAVISTAR INTERNATIONAL CORPORATION

By: /s/Terry Endsley
Terry Ensley
Vice President and Treasurer

INTERNATIONAL TRUCK & ENGINE CORPORATION

By: /s/Terry Endsley
Terry Endsley
Vice President and Treasurer

Accepted: February 23, 2005

BANC OF AMERICA SECURITIES LLC
For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By: /s/ Stephan Jaeger
Authorized Signatory

Exhibit 10.1 (continued)

Schedule 1

Initial Purchasers	Principal Amount

Banc of America Securities LLC	$160,000,000
Citigroup Global Markets Inc.	$140,000,000
J.P. Morgan Securities Inc.	$32,000,000
Credit Suisse First Boston LLC	$24,000,000
Scotia Capital (USA) Inc.	$24,000,000
BNY Capital Markets, Inc.	$10,000,000
RBC Capital Markets Corporation	$10,000,000

Total	$400,000,000

Exhibit 10.1 (continued)

Annex A
[Form of Exchange and Registration Rights Agreement]

Exhibit 10.1 (continued)

Annex B
[Form of Kirkland & Ellis LLP Opinion]

We are issuing this letter in our capacity as special counsel for Navistar International Corporation, a Delaware corporation (the “Company”), and International Truck and Engine Corporation, a Delaware corporation (“International”) in response to the requirement in Section 5(i) of the Purchase Agreement dated February 23, 2005 (the “Purchase Agreement”) among the Company, International and Banc of America Securities LLC (for itself and on behalf of the several initial purchasers listed in Schedule 1 to the Purchase Agreement) (collectively, the “Initial Purchasers” and herein being called “you”). Every term which is defined or given a special meaning in the Purchase Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

In connection with the preparation of this letter, we have among other things read:

(a) the Offering Memorandum of the Company, dated February 23, 2005, covering the offering and sale of the Securities (the “Offering Memorandum”);

(b) an executed original of the Purchase Agreement;

(c) an executed original of the Indenture dated as of March 2, 2005 by and among the Company, International and BNY Midwest Trust Company, as Trustee (the “Indenture”) and the Securities to be delivered on the date hereof;

(d) an executed original of the Registration Rights Agreement;

(e) a certified copy of resolutions adopted by the Board of Directors of the Company on February [__], 2005 and certified copies of the resolutions adopted by the unanimous written consent of the Board of Directors of International on February [__], 2005; and

(f) copies of all certificates and other documents delivered in connection with the sale of the Securities on the date hereof and the consummation of the other transactions contemplated by the Purchase Agreement.

The term “Transaction Documents” is used in this letter to collectively refer to the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1. The Company and International are corporations existing and in good standing under the General Corporation Law of the State of Delaware.

2. The Purchase Agreement has been duly authorized, executed and delivered by the Company and International.

3. The Indenture has been duly authorized, executed and delivered by the Company and International. The Indenture is a valid and binding obligation of the Company and International, and is enforceable against the Company and International in accordance with its terms.

4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and International. The Registration Rights Agreement is a valid and binding obligation of the Company and International, and is enforceable against the Company and International in accordance with its terms.

Exhibit 10.1 (continued)

5. The Securities have been duly authorized, executed and delivered by the Company, and when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute Securities under the terms of the Indenture, will constitute a valid and binding obligation of the Company, and will be enforceable against the Company in accordance with their terms.

6. The Guarantee has been duly authorized, executed and delivered by International, and when the Securities are paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming that due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute a valid and binding obligation of International and is enforceable against International in accordance with its terms.

7. The Board of Directors of each of the Company and International has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of, in the case of the Company, the Exchange Securities, and, in the case of International, the Guarantee of the Exchange Securities. No approval by the stockholders of the Company or International is required for such execution, delivery and performance.

8. The execution and delivery of the Transaction Documents by the Company and International, the performance by the Company and International of their respective obligations thereunder and the consummation of the transactions contemplated thereby (including, without limitation, the Company’s issuance and sale of the Securities to you in accordance with the terms of the Purchase Agreement and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds”) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the charter, bylaws or other organizational documents of the Company or International, as applicable, (ii) any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Offering Memorandum (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company may be subject as a result of the Initial Purchasers’ legal or regulatory status or the involvement of the Initial Purchasers in such transactions, (b) any laws, rules or regulations relating to misrepresentations or fraud or (c) the Securities Act, the Exchange Act or the Trust Indenture Act) or (iii) the terms or provisions of any contract set forth on Schedule A attached hereto (provided that in each case we express no opinion as to compliance with any financial test or cross-default provision in any such agreement), except for in the case of items (ii) and (iii) any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company or International to perform their respective obligations under the Transaction Documents.

9. To our actual knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company of the Securities to the Initial Purchasers or the consummation by the Company and International of the other transactions contemplated by the Transaction Documents, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the security or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph.

10. No registration under the Securities Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 1(b) of the Purchase Agreement, and prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act, in

Exhibit 10.1 (continued)

each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act, or persons other than U. S. persons in connection with offers and sales made in reliance upon Regulation S under the Securities Act, (ii) the accuracy and completeness of the Initial Purchasers' representations set forth in Section 1 of the Purchase Agreement, and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resales thereof, and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers and the Company.

11. The information in the Offering Memorandum under the heading “Description of the notes,” “United States federal income tax considerations” and “Notice to investors” to the extent it summarizes laws, governmental rules or regulations or documents referred to therein is correct in all material respects.

12. To our actual knowledge, there is no legal or governmental proceeding that is pending or threatened against the Company that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act but is not so described in the Offering Memorandum.

13. The Company is not, nor immediately after the sale of the Securities to the Initial Purchasers and application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds” will be, an “investment company” as such term is defined in the Investment Company Act.

14. Neither the sale, issuance, execution or delivery of the Securities nor the application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds” will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

* * * *

The purpose of our professional engagement was not to establish factual matters, and preparation of the Offering Memorandum involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum (including the actions described in the next paragraph) were sufficient to cause the Offering Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum except to the extent otherwise explicitly indicated in numbered paragraph 11 above. We were not retained by the Company to prepare the periodic reports or other material incorporated by reference into the Offering Memorandum, and our knowledge of these materials is limited. We were not present at any meeting of the Board of Directors of the Company or its Pricing Committee or of the Board of Directors of International at which any resolution relevant to this letter was discussed or adopted.

We can however confirm that we have participated in conferences with representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent accountants for the Company during which disclosures in the Offering Memorandum and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company.

Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to materiality to a large extent upon the opinions and on statements of officers of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that the Offering Memorandum, at the date it bears or on the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit 10.1 (continued)

* * * *

Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Purchase Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP who have devoted substantive attention to the negotiation or preparation of the Transaction Documents, the Offering Memorandum and the due diligence associated therewith.

Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

The enforceability opinion related to the Guarantee is further subject to the effect of rules of law that may render guarantees unenforceable under circumstances where, in the absence of an effective consent or waiver by

Exhibit 10.1 (continued)

guarantors (as to which we express no opinion herein), actions, failures to act or waivers, amendments or replacement of the Indenture or the Securities so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the Trustee and the Company or International, which is substantially and materially different from that presently contemplated by the Indenture and the Securities.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, or the federal law of the United States, except that the opinions in paragraph 1 and paragraphs 2, 3, 4 and 5 with respect due authorization, execution and delivery of the Transaction Documents are based solely on the Delaware General Corporation Law (the “DGCL”) with respect to the Company. In our opinion, New York state courts would apply New York state law to resolve state law issues arising under the Transaction Documents. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under the Transaction Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or “blue sky”) laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Offering Memorandum or (iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. In addition, none of the opinions or other advice contained in the letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents). This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

Exhibit 10.1 (continued)

This letter may be relied upon by the Initial Purchasers only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

KIRKLAND & ELLIS LLP

Exhibit 10.1 (continued)

SCHEDULE A
Specified Contracts

Navistar International Corporation

1. Guarantee, dated as of December 8, 2000, made by Navistar International Corporation, in favor of The Chase Manhattan Bank, as Administrative Agent, for the lenders parties to the Credit Agreement, dated as of December 8, 2000, among Navistar Financial Corporation and Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., the Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and the Administrative Agent.

2. Indenture, dated as of May 31, 2001, by and between Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9 3/8% Senior Notes due 2006 for $400,000,000, as amended by the First Supplement thereto dated August 22, 2001.

3. Indenture, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000.

4. Indenture, dated as of December 16, 2002, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for Navistar International Corporation’s 2.50% Senior Convertible Notes due 2007 for $190,000,000.

5. Indenture, dated as of June 2, 2004, by and between Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 7-1/2% Senior Notes due 2011 for $250,000,000, as amended by the First Supplement thereto dated June 2, 2004.

International Truck and Engine Corporation

6. Note Purchase Agreement, dated as of June 15, 2001, as amended by Amendment dated August 16, 2001, between International Truck and Engine Corporation and the State of Wisconsin Investment Board for 9.95% Senior Notes due 2011 for $19,000,000.

Navistar Financial Corporation

7. Credit Agreement for $820,000,000 Revolving Credit and Competitive Advance Facility dated as of December 8, 2000, between Navistar Financial Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., as borrowers, lenders party hereto, The Chase Manhattan Bank as Administrative Agent, Bank of America as Syndication Agent and Bank of Nova Scotia as Documentation Agent.

* * * *

Exhibit 10.1 (continued)

Annex C

[Form of Steven K. Covey, Esq. Opinion]

I am Senior Vice President and General Counsel of Navistar International Corporation, a Delaware corporation (the “Company”). This opinion is delivered to you pursuant to Section 5(j) of the Purchase Agreement, dated February 23, 2005 (the “Purchase Agreement”), between the Company and Banc of America Securities LLC (the “Representative”) and the several initial purchasers party thereto (collectively with the Representative, the “Initial Purchasers”). Capitalized terms used but not otherwise defined herein shall have the respective meanings specified in the Purchase Agreement.

In connection with this opinion, I have reviewed the Offering Memorandum of the Company, dated February 23, 2005, covering the offering and sale of the Securities (including the documents incorporated by reference therein, the “Offering Memorandum”), an executed original of the Purchase Agreement, an executed original of the Indenture, a specimen certificate of the Securities, an executed original of the Registration Rights Agreement, the Certificate of Incorporation and the By-laws of the Company, certificates of certain public officials, and certificates of certain officers of the Company as to certain factual matters. In addition, I have reviewed such other documents and have given consideration to such other matters of law and fact (in accordance with the principles set forth herein) as I have deemed appropriate, in my professional judgment, to express the opinions expressed herein under the laws specified below.

In such review and investigation, I have assumed with you permission and without independent investigation: (a) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered on behalf of the parties thereto other than the Company, (b) the authenticity of all documents submitted to me as originals, (c) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies, and (d) all public authority documents are accurate, complete and authentic and all official public records (including their indexing and filing) are accurate and complete. I have also assumed the due authorization, execution and delivery of the Purchase Agreement and every other agreement I have examined for purposes of this opinion and the validity, binding effect and enforceability thereof by or on behalf of the parties thereto other than the Company. As to factual matters material to this opinion, when such facts have not been independently established, I have relied upon originals (or copies certified or otherwise identified to my satisfaction) of such records, documents, certificates and other written information as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth below, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the requisite power and authority to own, lease and operate its properties and to conduct business as described in the Offering Memorandum.

2. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect.

3. Each Subsidiary has been duly organized and is validly existing under the laws of its jurisdiction of organization with the requisite power and authority to own, lease and operate its properties and to conduct its business, and has been duly qualified as a foreign organization for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect.

4. The authorized capital stock of the Company is as set forth in the Offering Memorandum.

Exhibit 10.1 (continued)

5. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and except as otherwise set forth in the Offering Memorandum, are directly or indirectly owned by the Company free and clear of any mortgage, pledge, securities interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by the Securities Act and the various state securities laws).

6. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

7. Except as described in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best of my knowledge after reasonable investigation, threatened against or affecting the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, this Agreement, the Offering Memorandum, the Indenture or the Registration Right Agreement; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best of my knowledge after reasonable investigation, threatened against or affecting the Company or any Subsidiary that would be required to be described in a registration statement filed pursuant to the Securities Act that is not described in the Offering Memorandum.

8. The execution and delivery by the Company of, and the performance by the Company of all of the provisions of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Securities, and the consummation by the Company of the transactions contemplated therein and in the Offering Memorandum, do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company or of any Subsidiary under, (A) any material contact, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument known to me after reasonable investigation to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets known to me after reasonable investigation except, with respect to clauses (A) and (B), any breach or violation that would not reasonably be expected to have a Material Adverse Effect.

The preparation of the Offering Memorandum involved many determinations of a wholly or partially nonlegal character. I make no representation that I have independent verified the accuracy, completeness or fairness of the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum were sufficient to cause the Offering Memorandum to be accurate, complete and fair. I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum.

Based on my participation in the preparation of the Offering Memorandum and conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers during which disclosures in the Offering Memorandum and related matters were discussed, my understanding of applicable law and the experience I have gained in my practice, and relying as to materiality to a large extent upon the opinions and statements of officers of the Company, I can, however, advise you that nothing has come to my attention that has caused me to conclude that the Offering Memorandum (other than the financial statements, supporting schedules and other financial and statistical data set forth therein, as to which no advice is given) at the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit 10.1 (continued)

My opinions expressed herein are limited to the substantive laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States which, in my experience, are normally applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated under the Agreements (but without my having made any special investigation as to any other laws).

My opinions expressed herein are limited to the specific issues addressed herein and are limited in all respects to documents, laws and facts existing on the date hereof. By rendering my opinions, I do not undertake to advise you of any changes in such documents, laws or facts that may occur after the date hereof.

My opinions expressed herein have been furnished at the request of the Representative and may be relied upon by the Initial Purchasers only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. This letter may not be relied upon by any other person or used for any other purpose without my prior written consent.